Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Serve Robotics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock	457(a) and 457(h)	1,313,949	(2)	$4.00	(3)	$5,255,796	0.00014760	$775.76
Equity	Common Stock	457(h)	1,515,386	(4)	$0.61	(5)	$924,385.46	0.00014760	$136.44
Total Offering Amounts							$6,180,181.46		$912.20
Total Fee Offsets									—
Net Fee Due									$912.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 to which this exhibit relates shall also cover any additional shares of the common stock, $0.0001 par value (“Common Stock”), of Serve Robotics Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock available for issuance under the Serve Robotics Inc. 2023 Equity Incentive Plan.

(3)	Estimated in accordance with Rule 457(a) and (h) solely for the purposes of calculating the registration fee on the basis of $4.00, which is the price most recently estimated for purposes of calculating the amount of the registration fee pursuant to Rule 457(a) for purposes of the Registrant’s registration statement on Form S-1/A (File No. 333-274547). The Registrant believes, as there currently is no market for the securities to be offered, that the estimated value determined pursuant to Rule 457(a) is a more reasonable estimate of the offering price of the shares than the book value that would be determined pursuant to Rule 457(h).

(4)	Represents shares of Common Stock issuable upon exercise of options originally granted under the Serve Robotics Inc. 2021 Stock Plan (the “2021 Plan”).

(5)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for stock options outstanding under the 2021 Plan.